FOR IMMEDIATE RELEASE	Contact:	Laura J. Wakeley
Office:	717-291-2616

Fulton Financial Corporation to present

at Sterne Agee Conference

(Lancaster, PA) – February 8 – Fulton Financial Corporation (NASDAQ: FULT) today announced that it will be a presenter at the 2008 Sterne Agee Bank & Thrift Symposium that will take place on February 11 and 12 in Orlando, Florida.

R. Scott Smith, Jr., chairman, CEO and president of Fulton Financial Corporation, and Charles J. Nugent, senior executive vice president and chief financial officer, are scheduled to make a presentation to attendees discussing the strategies and performance of Fulton Financial Corporation on Monday, February 11 at 4:25 p.m. eastern time.

Sterne Agee is broadcasting the event via teleconference. Anyone who is interested in listening to the live Fulton Financial Corporation presentation may dial (616) 597-8000, access code 775697# for the live feed (listen-only mode). To access the recording of Fulton Financial’s presentation, dial 641-715-3443, access code 775697# (those who listen to the recording will be able to fast-forward, pause, and rewind the replay). The recording will be available until February 29, 2008. Listeners please note that standard long-distance charges will apply when dialing these numbers.

The slides for Fulton Financial Corporation’s presentation are available via the Internet through the Corporation’s website at www.fult.com (click on Investor Information, then on Presentations.)

Fulton Financial Corporation is a $15.9 billion financial holding company based in Lancaster, PA. The company operates 11 banks in Pennsylvania, New Jersey, Delaware, Maryland and Virginia.

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2008